Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2008 RESULTS

Financial Highlights

•	Net new home orders of 264, down 22% from 337 in the third quarter of 2007
•	Homes closed of 230, down 45% from 416 in the third quarter of 2007
•	Consolidated operating revenue from home sales of $84.8 million, down 54% from $182.2 million in the third quarter of 2007
•	Homebuilding gross margin of $4.6 million, down 80% from $22.5 million in the third quarter of 2007
•	Homebuilding gross margin percentage of 5.4%, down 690 basis points from 12.3% in the third quarter of 2007
•	Backlog of homes sold but not closed at September 30, 2008 of 480, down 33% from 717 at September 30, 2007
•	Impairment loss on real estate assets of $21.9 million in the third quarter of 2008
•	Net loss of $41.1 million compared to net loss of $60.0 million in the third quarter of 2007

NEWPORT BEACH, CA—November 4, 2008—William Lyon Homes today reported a net loss of $41,096,000 for the three months ended September 30, 2008, compared to net loss of $60,012,000 for the comparable period a year ago. Consolidated operating revenue decreased 44% to $102,168,000 for the three months ended September 30, 2008 as compared to $182,244,000 for the comparable period a year ago.

The Company reported a pre-tax loss for the nine months ended September 30, 2008 of $122,424,000 compared to pre-tax loss of $133,294,000 for the comparable period a year ago. Consolidated operating revenue decreased 42% to $379,694,000 for the nine months ended September 30, 2008, as compared with $659,373,000 for the comparable period a year ago.

Operating revenue for the three months ended September 30, 2008 included $7,943,000 from the sales of land resulting in gross loss of approximately $679,000. Costs of $854,000 were incurred during the three months ended September 30, 2007 related to the abandonment and write-off of project pre-acquisition costs for certain of the Company’s potential projects. Operating revenue for the nine months ended September 30, 2008 and 2007 included $39,512,000 and $27,529,000, respectively, from the sales of land resulting in gross loss of approximately $1,386,000 and a gross profit of $1,908,000, respectively.

The Company incurred impairment losses on real estate assets of $21,910,000 and $68,028,000 for the three and nine months ended September 30, 2008, as compared to $59,001,000 and $146,666,000 for the three and nine months ended September 30, 2007. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to continued deterioration of market conditions in the housing industry. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an “S” corporation rather than a “C” corporation. Under this election, the Company’s taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company’s provision for income taxes for the nine months ended September 30, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 are no longer available to the Company.

Effective on January 1, 2008, the Company and its shareholders made a revocation of the “S” corporation election. As a result of this revocation, the Company will be taxed as a “C” corporation. The shareholders will not be able to elect “S” corporation status for at least five years. The revocation of the “S” corporation election will allow taxable losses generated in 2008 to be carried back to the 2006 “C” corporation year. As a result of the change in tax status, the Company recorded a deferred tax asset and related income tax benefit of $41,602,000 as of January 1, 2008. The recorded deferred tax asset reflects the tax refund for the anticipated carry back of the estimated 2008 tax loss to 2006. The Company expects to receive the tax refund in early 2009. In addition, as of January 1, 2008, the Company has unused built-in losses of $19,414,000 which are available to offset future income and expire between 2010 and 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited under certain circumstances.

The Company reported a net loss for the nine months ended September 30, 2008 of $80,832,000, compared to net loss of $163,468,000 for the nine months ended September 30, 2007.

Net new home orders for the three months ended September 30, 2008 decreased 22% to 264 homes, compared to 337 homes for the three months ended September 30, 2007. The average number of sales locations during the three months ended September 30, 2008 was 39, down 32% from 57 during the three months ended September 30, 2007. The Company’s number of new home orders per average sales location decreased to 6.8 for the three months ended September 30, 2008, as compared to 5.9 for the three months ended September 30, 2007. Net new home orders for the nine months ended September 30, 2008 were 1,053 homes, down 30% from 1,496 homes for the nine months ended September 30, 2007. The average number of sales locations during the nine months ended September 30, 2008 was 46, down 12% from 52 during the nine months ended September 30, 2007. The Company’s number of new home orders per average sales location decreased to 22.9 for the nine months ended September 30, 2008, as compared to 28.8 for the nine months ended September 30, 2007.

The Company’s cancellation rate for the three months ended September 30, 2008 was 33%, compared to 42% for the three months ended September 30, 2007. The Company’s cancellation rate for the nine months ended September 30, 2008 was 26%, compared to 32% for the nine months ended September 30, 2007.

The number of homes closed in the three months ended September 30, 2008 was 230 homes, down 45% from 416 homes closed in the three months ended September 30, 2007. The number of homes closed for the nine months ended September 30, 2008 was 852, down 39% from 1,385 homes closed in the nine months ended September 30, 2007.

At September 30, 2008, the backlog of homes sold but not closed totaled 480 homes, down 33% from 717 homes at September 30, 2007. At September 30, 2008, the dollar amount of backlog of homes sold but not closed totaled $165,085,000, down 52% from $343,340,000 at September 30, 2007, and up 3% from $160,364,000 at June 30, 2008.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

In October 2008, the Company purchased $71,900,000 principal amount of its outstanding 7 5/8% Senior Notes, 10  3/4% Senior Notes and 7  1/2% Senior Notes at a cost of $16,718,000, plus accrued interest. The net gain from the early extinguishment of this debt, after giving effect to amortization of related deferred loan costs and unamortized discount costs, was $54,043,000. The gain will be recognized in the fourth quarter 2008 financial statements. Upon settlement of the transactions, the Company authorized these Senior Notes to be cancelled.

General William Lyon, Chairman and Chief Executive Officer, stated “The Company was presented with an opportunity in late October 2008 to purchase some of its outstanding Senior Notes at a significant discount to face value. The Company will continue to be selective in any future purchases while maintaining a prudent level of liquidity and debt”.

The Company will hold a conference call on Wednesday, November 5, 2008 at 11:00 a.m. Pacific Time to discuss the third quarter 2008 earnings results. The dial-in number is (888) 396-2386 (enter passcode number 61631222). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 5, 2008 at 1:00 p.m. Pacific Time through midnight on November 29, 2008. The dial-in number for the replay is (888) 286-8010 (enter passcode number 68899184). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of single-family detached and attached homes in California, Arizona and Nevada and at September 30, 2008 had 35 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2008			2007
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	221	9	230	375	41	416

Home sales revenue	$81,707	$3,093	$84,800	$166,634	$15,610	$182,244
Cost of sales	(78,160)	(2,030)	(80,190)	(147,463)	(12,304)	(159,767)

Gross margin	$3,547	$1,063	$4,610	$19,171	$3,306	$22,477

Gross margin percentage	4.3%	34.4%	5.4%	11.5%	21.2%	12.3%

Number of homes closed
California	109	9	118	234	41	275
Arizona	52	—	52	90	—	90
Nevada	60	—	60	51	—	51

Total	221	9	230	375	41	416

Average sales price
California	$497,900	$343,700	$486,100	$550,000	$380,700	$524,700
Arizona	222,400	—	222,400	249,800	—	249,800
Nevada	264,600	—	264,600	303,100	—	303,100

Total	$369,700	$343,700	$368,700	$444,400	$380,700	$438,100

Number of net new home orders
California	173	14	187	216	31	247
Arizona	34	—	34	62	—	62
Nevada	43	—	43	28	—	28

Total	250	14	264	306	31	337

Average number of sales locations during period
California	21	3	24	36	5	41
Arizona	4	—	4	5	—	5
Nevada	11	—	11	11	—	11

Total	36	3	39	52	5	57

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2008			2007
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	342	31	373	464	64	528
Arizona	59	—	59	138	—	138
Nevada	48	—	48	51	—	51

Total	449	31	480	653	64	717

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$130,296	$10,088	$140,384	$269,582	$24,494	$294,076
Arizona	11,165	—	11,165	32,195	—	32,195
Nevada	13,526	—	13,536	17,069	—	17,069

Total	$154,997	$10,088	$165,085	$318,846	$24,494	$343,340

Lots controlled at end of period
Owned lots
California	2,289	786	3,075	4,267	978	5,245
Arizona	4,310	1,745	6,055	4,587	1,745	6,332
Nevada	2,900	—	2,900	3,146	—	3,146

Total	9,499	2,531	12,030	12,000	2,723	14,723

Optioned lots (1)
California			489			1,122
Arizona			328			2,728
Nevada			—			—

Total			817			3,850

Total lots controlled
California			3,564			6,367
Arizona			6,383			9,060
Nevada			2,900			3,146

Total			12,847			18,573

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2008			2007
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	818	34	852	1,229	156	1,385

Home sales revenue	$318,161	$12,596	$330,757	$565,088	$66,756	$631,844
Cost of sales	(303,055)	(12,221)	(315,276)	(487,374)	(50,270)	(537,644)

Gross margin	$15,106	$375	$15,481	$77,714	$16,486	$94,200

Gross margin percentage	4.7%	3.0%	4.7%	13.8%	24.7%	14.9%

Number of homes closed
California	491	34	525	738	156	894
Arizona	171	—	171	314	—	314
Nevada	156	—	156	177	—	177

Total	818	34	852	1,229	156	1,385

Average sales price
California	$482,000	$370,500	$474,800	$564,900	$427,900	$541,000
Arizona	232,300	—	232,300	281,300	—	281,300
Nevada	267,900	—	267,900	338,100	—	338,100

Total	$388,900	$370,500	$388,200	$459,800	$427,900	$456,200

Number of net new home orders
California	658	55	713	899	168	1,067
Arizona	163	—	163	261	—	261
Nevada	177	—	177	168	—	168

Total	998	55	1,053	1,328	168	1,496

Average number of sales locations during period
California	28	3	31	31	6	37
Arizona	4	—	4	5	—	5
Nevada	11	—	11	10	—	10

Total	43	3	46	46	6	52

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating revenue
Home sales	$84,800	$182,244	$330,757	$631,844
Lots, land and other sales	7,943	—	39,512	27,529
Construction services	9,425	—	9,425	—

	102,168	182,244	379,694	659,373

Operating costs
Cost of sales—homes	(80,190)	(159,767)	(315,276)	(537,644)
Cost of sales—lots, land and other	(8,622)	(854)	(40,898)	(25,621)
Impairment loss on real estate assets	(21,910)	(59,001)	(68,028)	(146,666)
Construction services	(8,129)	—	(8,129)	—
Sales and marketing	(8,687)	(14,882)	(30,790)	(45,587)
General and administrative	(6,373)	(9,691)	(19,872)	(30,387)
Other	(231)	(407)	(2,005)	(518)

	(134,142)	(244,602)	(484,998)	(786,423)

Equity in (loss) income of unconsolidated joint ventures	(821)	316	(1,626)	(298)

Minority equity in (income) loss of consolidated entities	(628)	(764)	1,087	(9,982)

Operating loss	(33,423)	(62,806)	(105,843)	(137,330)

Interest expense, net of amounts capitalized	(7,142)	—	(16,396)	—
Other (expense) income, net	(531)	1,494	(185)	4,036

Loss before benefit (provision) for income taxes	(41,096)	(61,312)	(122,424)	(133,294)

Benefit (provision) for income taxes Benefit (provision) for income taxes	—	1,300	(10)	1,713
Reduction of deferred tax assets as a result of election to be taxed as an “S” corporation for income tax purposes effective on January 1, 2007	—	—	—	(31,887)
Recordation of deferred tax assets as a result of revocation of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2008	—	—	41,602	—

	—	1,300	41,592	(30,174)

Net loss	$(41,096)	$(60,012)	$(80,832)	$(163,468)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	$115,005	$73,197
Restricted cash	5,000	—
Receivables	29,807	45,267
Real estate inventories
Owned	894,328	1,061,660
Not owned	109,696	144,265
Investments in and advances to unconsolidated joint ventures	2,057	4,671
Property and equipment, less accumulated depreciation of $13,769 and $12,093 at September 30, 2008 and December 31, 2007, respectively	14,928	16,092
Deferred loan costs	7,557	9,645
Goodwill	5,896	5,896
Deferred taxes	41,602	—
Other assets	7,696	14,635

	$1,233,572	$1,375,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$15,098	$40,890
Accrued expenses	69,365	67,786
Liabilities from inventories not owned	82,012	113,395
Notes payable	269,492	266,932
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,830	247,553
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	983,797	1,036,556

Minority interest in consolidated entities	47,844	56,009

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at September 30, 2008 and December 31, 2007, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	153,064	233,896

	201,931	282,763

	$1,233,572	$1,375,328

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2008	2007	2008	2007
Net (loss) income	$(41,096)	$(60,012)	$(266,772)	$(155,787)
Net cash (used in) provided by operating activities	$(15,270)	$(66,625)	$272,567	$(99,152)
Interest incurred	$16,603	$20,034	$72,012	$75,320
Adjusted EBITDA (1)	$(3,991)	$7,656	$(77,288)	$102,845
Ratio of adjusted EBITDA to interest incurred			—	1.37x

Balance Sheet Data

	September 30,
	2008	2007
Stockholders’ equity	$201,931	$468,703
Total debt	817,322	1,007,129

Total book capitalization	$1,019,253	$1,475,832

Ratio of debt to total book capitalization	80.2%	68.2%
Ratio of debt to total book capitalization (net of cash)	77.7%	67.5%

Ratio of debt to LTM Adjusted EBITDA	—	9.79x
Ratio of debt to LTM Adjusted EBITDA (net of cash)	—	9.46x

(1)

Adjusted EBITDA means net loss plus (i) (benefit) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes and (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of

Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2008	2007	2008	2007
Net loss	$(41,096)	$(60,012)	$(266,772)	$(155,787)
(Benefit) provision for income taxes	—	(1,300)	(39,108)	35,335
Interest expense:
Interest incurred	16,603	20,034	72,012	75,320
Interest capitalized	(9,462)	(20,034)	(55,617)	(75,320)
Amortization of capitalized interest in cost of sales	6,693	9,664	55,594	47,780
Non-cash impairment charges	21,910	59,001	152,482	172,536
Depreciation and amortization	540	619	2,281	2,527
Cash distributions of income from unconsolidated joint ventures	—	—	816	—
Equity in loss (income) of unconsolidated joint ventures	821	(316)	1,024	454

Adjusted EBITDA	$(3,991)	$7,656	$(77,288)	$102,845

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2008	2007	2008	2007
Net cash (used in) provided by operating activities	$(15,270)	$(66,625)	$272,567	$(99,152)
Interest expense:
Interest incurred	16,603	20,034	72,012	75,320
Interest capitalized	(9,462)	(20,034)	(55,617)	(75,320)
Amortization of capitalized interest in cost of sales	6,693	9,664	55,594	47,780
Minority equity in income of consolidated entities	(628)	(764)	(57)	(14,018)
Net changes in operating assets and liabilities:
Restricted cash	5,000	—	5,000	—
Receivables	2,076	(7,567)	(8,667)	(7,694)
Real estate inventories—owned	(85)	75,595	(429,875)	99,662
Deferred loan costs	(662)	45	(2,839)	(626)
Other assets	(2,918)	613	(17,530)	17,448
Accounts payable	10,194	3,890	33,942	15,294
Accrued expenses	(15,532)	(7,195)	(1,818)	44,151

Adjusted EBITDA	$(3,991)	$7,656	$(77,288)	$102,845